                                                                    Exhibit 99.1


INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Bonson Information Technology Holdings Limited

We have audited the accompanying consolidated balance sheet of Bonson Information Technology Holdings Limited (the "Company") and its subsidiaries as of December 31, 2001 and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for the year then ended (all expressed in Chinese Renminbi). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2001 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15 to the consolidated financial statements, on January 20, 2002, the Company and its shareholders entered into a purchase and sale agreement, whereby AsiaInfo Holdings, Inc. agreed to purchase all of the Company's outstanding common and preference shares.



Deloitte Touche Tohmatsu Shanghai CPA

Beijing, China
February 10, 2002

                BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                          CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2001

                                                                                RMB'000      US$'000
ASSETS
Current Assets:
 Cash......................................................................      11,790        1,424
 Restricted cash (note 7)..................................................      32,061        3,874
 Accounts receivable, net of allowance
      for doubtful accounts of RMB2,603,000................................      44,420        5,367
 Costs and estimated earnings in excess of billings on
      contracts in progress (note 4).......................................      79,154        9,564
 Inventories...............................................................       7,710          932
 Advances to suppliers.....................................................       8,891        1,074
 Amounts due from related parties (note 5).................................       5,382          650
 Loans to employees........................................................         521           63
 Other receivables.........................................................       3,148          380
 Prepaid expenses and other current assets.................................       2,411          291
                                                                               --------      -------
     Total Current Assets..................................................     195,488       23,619
Property and equipment, net (note 6).......................................       7,394          893
Deferred income taxes......................................................          26            3
                                                                               --------      -------
     Total Assets..........................................................     202,908       24,515
                                                                               ========      =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Short-term borrowings (note 7)...........................................      70,678        8,539
  Accounts payable.........................................................      24,280        2,933
  Amount due to related parties (note 5)...................................         124           15
  Billings in excess of costs and estimated earnings on
    contracts in progress (note 4).........................................       3,222          389
  Other taxes payable......................................................       8,906        1,076
  Other payables...........................................................       3,095          374
    Accrued employee benefits..............................................       4,066          491
    Deferred income tax liability (note 8).................................         282           34
  Other accrued expenses...................................................       2,482          300
                                                                               --------      -------
    Total Current Liabilities..............................................     117,135       14,151
                                                                               --------      -------
Commitments (note 9)

Stockholders' Equity:
  Convertible preferred stock, Series A, 36,375,000 shares authorized,
   issued and outstanding, US$0.01 par value...............................       3,016          364
  Ordinary shares, 1,000,000,000 shares authorized, 113,625,000
   shares issued and outstanding US$0.01 par value.........................       9,423        1,136
  Additional paid-in capital...............................................      27,615        3,339
  Retained earnings........................................................      45,871        5,543
  Accumulated other comprehensive loss.....................................        (152)         (18)
                                                                               --------      -------
 Total Stockholders' Equity................................................      85,773       10,364
                                                                               --------      -------
  Total Liabilities and Stockholders' Equity...............................     202,908       24,515
                                                                               ========      =======

              See notes to the consolidated financial statements.

                BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
           CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 2001

                                                  RMB'000     US$'000
Revenue.....................................      224,007      27,065
Costs of revenue............................     (158,570)    (19,159)
                                                 --------     -------
Gross profit................................       65,437       7,906
                                                 --------     -------
Operating expenses:
  Sales and marketing.......................       (6,343)       (766)
  General and administrative................      (19,259)     (2,327)
  Research and development..................      (21,623)     (2,612)
                                                 --------     -------
     Total operating expenses...............      (47,225)     (5,705)
                                                 --------     -------
Income from operations......................       18,212       2,201

Other income (expense):
  Interest income...........................        1,018         123
  Interest expense..........................       (2,136)       (258)
  Other.....................................         (186)        (23)
                                                 --------     -------
Income before income taxes..................       16,908       2,043
Income tax expense (note 8).................          256          31
                                                 --------     -------
Net income..................................       16,652       2,012
Other comprehensive loss:
  Foreign currency translation adjustments..         (152)        (18)
                                                 --------     -------
Comprehensive income........................       16,500       1,994
                                                 ========     =======

              See notes to the consolidated financial statements.

                 BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                   Preferred stock          Ordinary shares
                                                ---------------------  -------------------------
                                                                                                     Additional       Retained
                                                  Shares     Amount       Shares      Amount      paid-in capital     earnings
                                                ---------- ----------  -----------  ------------ -----------------  ------------
                                                           RMB'000                   RMB'000          RMB'000         RMB'000
Balance at January 1, 2001....................  36,375,000     3,016   113,625,000       9,423          27,615         29,219
Foreign currency translation adjustments......           -         -             -           -               -              -
Net income....................................           -         -             -           -               -         16,652
                                                ---------- ---------   -----------  ----------   -------------      ---------
Balance at December 31, 2001..................  36,375,000     3,016   113,625,000       9,423          27,615         45,871
                                                ========== =========   ===========  ==========   =============      =========
Equivalent to US$000..........................                   364                     1,136           3,339          5,543
                                                           =========                ==========   =============      =========

                                                         Accumulated other       Total stockholders
                                                         comprehensive loss            equity
                                                        --------------------    --------------------
                                                               RMB'000                RMB'000
Balance at January 1, 2001....................                         -                     69,273
Foreign currency translation adjustments......
Net income....................................                      (152)                      (152)
Balance at December 31, 2001..................                         -                     16,652
                                                        ----------------        -------------------
Equivalent to US$000..........................                      (152)                    85,773
                                                        ================        ===================
                                                                     (18)                    10,364
                                                        ================        ===================

              See notes to the consolidated financial statements.

                BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                                For the year ended
                                                                                December 31, 2001
                                                                           ---------------------------
                                                                               RMB'000      US$'000
Cash flows from operating activities:
  Net income...........................................................         16,652        2,012
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Depreciation......................................................          4,399          532
     Provision for doubtful accounts...................................            300           36
     Deferred income taxes.............................................            256           31
  Changes in operating assets and liabilities:
      Accounts receivable..............................................        (23,363)      (2,823)
      Costs and estimated earnings in excess of billings on contracts
        in progress....................................................        (23,957)      (2,895)
      Inventories......................................................         (3,101)        (375)
      Advances to suppliers............................................         (4,624)        (558)
      Loans to employees...............................................             50            6
       Other receivables...............................................         (1,465)        (177)
      Prepaid expenses and other current assets........................            273           33
      Accounts payable.................................................            864          104
      Bills payable....................................................         (2,350)        (284)
      Billings in excess of costs and estimated earnings on contracts
       in progress.....................................................          2,545          309
      Other taxes payable..............................................          2,587          312
      Other payables...................................................         (1,363)        (165)
      Accrued employee benefits........................................          3,143          379
      Other accrued expenses...........................................          1,801          218
                                                                               -------       ------
Net cash used in operating activities..................................        (27,353)      (3,305)
                                                                               -------       ------
Cash used in investing activities:
  Purchase of property and equipment...................................         (5,593)        (676)
                                                                               -------       ------
Cash flows from financing activities:
  Increase in restricted cash..........................................         (8,395)      (1,015)
  Short-term borrowings................................................         82,478        9,965
  Repayment of short-term borrowings...................................        (37,950)      (4,585)
  Advances to related parties..........................................         (4,786)        (578)
  Repayment of advances to related parties.............................          1,026          124
  Repayment of amounts due to related parties..........................         (2,360)        (285)
  Advance from a related party.........................................            124           15
                                                                               -------       ------

Net cash provided by financing activities..............................         30,137        3,641
                                                                               -------       ------
Net increase in cash...................................................         (2,809)        (340)
Cash at beginning of year..............................................         14,751        1,782
Effect of exchange rate changes on cash................................           (152)         (18)
                                                                               -------       ------
Cash at end of year....................................................         11,790        1,424
                                                                               =======       ======
Supplemental cash flow information:
  Cash paid during the year:
    Bank interest paid.................................................          1,931          233
    Interest paid to a related party...................................            205           25
                                                                               =======       ======

              See notes to the consolidated financial statements.

                BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     Bonson Information Technology Holdings Limited (the "Company") was incorporated and registered as an exempted company with limited liability in the Cayman Islands on September 1, 2000. The Company is an investment holding company and operates through two wholly owned subsidiaries: Bonson Information Technology Limited ("Bonson BVI") and Guangzhou Bonson Technology Co., Ltd. ("Guangzhou Bonson").

     Bonson BVI is incorporated in the British Virgin Islands and acts an investment holding company and sells communications hardware and holds the entire interest in Guangzhou Bonson.

     Guangzhou Bonson is incorporated in the People's Republic of China (the "PRC") and develops and sells communications hardware and software and provides related technology services. Guangzhou Bonson has an initial operating term of 30 years expiring in 2030.

2.   BASIS OF PREPARATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). This basis of accounting differs from that used in the accounting records of Guangzhou Bonson, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with foreign investment as established by the Ministry of Finance of the PRC ("PRC GAAP").

     The principal adjustments made to conform the financial statements of Guangzhou Bonson to US GAAP included the following:

     (i) Adjustment of depreciation expense for property and equipment to reflect more accurately the economic useful life of the assets;

     (ii) Adjustment to recognize revenues and costs of revenue in accordance with the Company's revenue accounting policy;

     (iii) Adjustment to provide allowances for doubtful accounts and inventories.

                BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.   SIGNIFICANT ACCOUNTING POLICIES

     Principles of consolidation - The accompanying consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated on consolidation.

     Restricted cash - Restricted cash represents US dollar bank deposits, which have been pledged as collateral for short-term bank borrowings.

     Inventories - Inventories comprise hardware and parts and are stated at the lower of cost, determined principally by the specific identification method, or market.

     Property and equipment - Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives, as follows:

     Furniture, fixtures and electronic equipment      5 years
     Computer equipment                                3 years
     Computer software                                 2 years
     Motor vehicles                                    5 years
     Leasehold improvements                            Shorter of lease term or 3 years

     Software for internal use is primarily acquired from third-party vendors and is in ready to use condition.

     Impairment - The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. An impairment loss, measured based on the fair value of the asset, is recognized if expected future undiscounted cash flows are less than the carrying amount of the asset.

     Revenue recognition - Revenue from network solutions contracts, which includes the procurement of hardware on behalf of customers, systems design, planning, consulting, systems integration services, software implementation and maintenance is recognized based on the percentage of completion method. Labor costs are used to determine the stage of completion except for revenues associated with the procurement of hardware. Such hardware related revenues are recognized upon delivery. Estimates of hardware warranty costs are included in determining project costs. For the year ended December 31, 2001, no warranty costs were incurred as most of the hardware warranty is fully covered by original hardware vendor contracts. The Company has not experienced any significant warranty claims from its customers. Revisions in estimated profits are made in the period in which the circumstances requiring the revision become known. Provisions for anticipated losses on contracts in progress if any, are recorded in the period in which the losses are determined.

                BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.   SIGNIFICANT ACCOUNTING POLICIES - continued

     Revenue in excess of billings is recorded as an asset and included in costs and estimated earnings in excess of billings on contracts in progress. Billings in excess of revenues are recorded as deferred income and included in billings in excess of costs and estimated earnings on contracts in progress. Revenue includes the benefit of the rebate of value added taxes on sales of software received from the tax authorities as part of the PRC government's policy of encouragement of software development in the PRC. The rebate was RMB3,867,000 for the year ended December 31, 2001.

     Costs of revenue - Costs of revenue include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs.

     Research and development costs - Research and development costs are expensed when incurred. Subsidies received from local government authorities towards research and development activities are deducted from the related expense. Any unutilized amounts, if any, are deferred on the balance sheet. In 2001, the Company received special purpose funds for research and development projects amounting to RMB1,600,000 from a local government authority. The entire amount of these funds was used in the specified research and development projects during the year.

     Foreign currency translation - The Company maintains its accounting records in Renminbi ("RMB"), which is its functional currency. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB at the rates of exchange ruling at the balance sheet date. Non-monetary balance sheet amounts are recorded at historical exchange rates. Transactions in currencies other than RMB during the period are translated into RMB at the rates of exchange ruling at the transaction dates. Transaction differences are recorded in the statement of income.

     Convenience translation into United States dollars - The financial statements are presented in Renminbi. The Renminbi is not fully convertible into United States dollars or other foreign currencies. The translation of Renminbi amounts into United States dollars has been made for the convenience of the reader and has been made at the rate of exchange quoted by the People's Bank of China on December 31, 2001 of RMB8.2766 to US$1.00. Such translation amounts should not be construed as representations that the Renminbi amounts could be converted into United States dollars at that rate or any other rate.

     Income taxes - Deferred income taxes are recorded using the asset and liability method. Under this method, deferred income taxes are recognized for all significant temporary differences and net operating losses available for carry forward. These amounts are classified as current or non-current based upon the classification of the related asset or liability in the financial statements or their expected reversal if they do not relate to an asset or liability. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax asset will not be realized.

                BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.   SIGNIFICANT ACCOUNTING POLICIES - continued

     Use of estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods might differ from those estimates.

     Stock-based compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's shares and the amount an employee must pay to acquire the shares.

     Comprehensive income - Comprehensive income is defined to include all changes in equity except those resulting from investments by and distributions to investors.

     Financial instruments - The carrying value of financial instruments, which consists of cash, trade receivables, accounts and other payables, amounts due from/to related parties and short-term borrowings are carried at cost which approximates fair value due to the short-term nature of these instruments.

     New accounting standards not yet adopted - In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 provides that goodwill and other intangible assets with indefinite lives will not be amortized, but will be tested for impairment on an annual basis. This standard is effective for fiscal years beginning after December 15, 2001.

     In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 143 requires an asset retirement obligation to be measured at fair value. The liability is discounted and accretion expense is recognized using the credit - adjusted risk-free interest rate in effect when the liability was initially measured. SFAS No. 143 is required to be applied starting with fiscal years beginning after June 15, 2002.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 requires that an impairment loss be recognized at the date a long-lived asset is exchanged for a similar productive asset, or distributed to owners in a spin off if the carrying amount of the asset exceeds its fair value. SFAS No. 144 is required to be applied starting with fiscal years beginning after December 15, 2001.

     The Company does not expect that the adoption of the above new standards will have a material impact on the Company's results of operations, financial position or cash flows.

                BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.   COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS

                                                                 December 31, 2001
                                                                -------------------
                                                                 RMB'000   US$'000
     Costs incurred on contracts in progress plus
       estimated earnings..................................      499,752    60,381
     Less: Billings to date................................     (423,820)  (51,207)
                                                                --------   -------
                                                                  75,932     9,174
                                                                ========   =======
     Included in the consolidated balance sheet as:

     Costs and estimated earnings in excess of billings
       on contracts in progress..........................         79,154     9,564
     Billings in excess of costs and estimated earnings
       on contracts in progress..........................         (3,222)     (390)
                                                                --------   -------
                                                                  75,932     9,174
                                                                ========   =======

5.   RELATED PARTY TRANSACTIONS

     At December 31, 2001 balances with related parties, which are unsecured, interest-free and repayable on demand, are as follows:


                                          December 31, 2001
                                          -----------------
                                           RMB'000  US$'000
     Due from:
        Jin Xisheng.....................     2,397      291
        Huang Jianqiang.................     2,086      252
        Chen Ren........................       732       88
        Lu Zhijie.......................       120       14
        Maple Tree Group Limited........        12        1
        Inter-Connect Tech. Limited.....        15        2
        Smartaction Technology Limited..        20        2
                                            ------   ------
     Total..............................     5,382      650
                                            ======   ======
     Due to:
        Zou Juntang.....................       124       15
                                            ------   ------
     Total..............................       124       15
                                            ======   ======

     The related parties are either direct or indirect shareholders of the Company.

     During the year, the Company temporarily advanced RMB4,786,000 and received repayment of RMB1,026,000 from the above and other related parties. The Company also repaid an interest-bearing loan of RMB1,410,000 from Li Jian, Chief Executive Officer of Guangzhou Bonson, together with interest of RMB205,840, and also repaid an advance from another indirect shareholder of the Company of RMB950,000.

     During the year, Zou Juntang advanced RMB124,000 to the Company.

     As detailed in note 7, shareholders of the Company have pledged, at no cost to the Company, part of their holdings of the Company's ordinary shares as security for loans provided to the Company.

                BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


6.   PROPERTY AND EQUIPMENT, NET

                                                        December 31, 2001
                                                     -----------------------
                                                        RMB'000     US$'000
     Furniture, fixtures and electronic equipment..         883         107
     Computer equipment............................       4,304         520
     Computer software.............................       6,075         734
     Motor vehicles................................         957         115
     Leasehold improvements........................       2,268         274
                                                         ------       -----
     Total.........................................      14,487       1,750
     Less: Accumulated depreciation................      (7,093)       (857)
                                                         ------       -----
     Net book value................................       7,394         893
                                                         ======       =====

7.   SHORT-TERM BORROWINGS

     Short-term borrowings comprise:

                                                        December 31, 2001
                                                      ---------------------
                                                        RMB'000     US$'000
     Bank loans:
     Secured.......................................      17,200       2,078
                                                         ------       -----
     Others:
     AsiaInfo Holdings, Inc ("AsiaInfo")...........      52,878       6,389
     Other.........................................         600          72
                                                         ------       -----
     Sub-total.....................................      53,478       6,461
                                                         ------       -----
     Total.........................................      70,678       8,539
                                                         ======       =====

     As of December 31, 2001, the Company has a short-term credit facility for working capital purposes of US$3 million expiring in October 2002. The facility was secured by cash deposits of US$3.2 million (RMB26,689,000). In addition, Guangzhou Bonson pledged US$ deposits equivalent of RMB5,372,000 for short-term bank loans. These deposits are presented as restricted cash in the consolidated balance sheet. At December 31, 2001, unutilized short-term credit facilities amounted to approximately US$1.5 million.

     AsiaInfo has loaned the Company US$6,428,000 collateralized by shares of the Company held by certain shareholders. The loan is repayable in September 2002 and bears interest at the London Inter Bank Offered Rate plus 0.75% per annum (2.4425% at December 31, 2001).

     The other loan of RMB600,000 was obtained from Guangzhou City Tianhe High Technology Management Office and is secured by net assets of Guangzhou Bonson which approximated RMB70.6 million. This loan carries interest at approximately 4.8% per annum and is due in December 2002.

                BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


8.   TAXATION

     The components of income before income taxes are as follows:


                                                                     Year ended
                                                                 December 31, 2001
                                                            ----------------------------
                                                             RMB'000           US$'000

     PRC.................................................     14,780             1,786
     Outside PRC.........................................      2,128               257
                                                             -------            ------
                                                              16,908             2,043
                                                             =======            ======
     The income tax expense consists of the following:
                                                                     Year ended
                                                                 December 31, 2001
                                                            ----------------------------
                                                             RMB'000           US$'000
     Current............................................           -                 -
     Deferred...........................................         256                31
                                                             -------            ------
     Total income tax expense ..........................         256                31
                                                             =======            ======
     The components of deferred income tax assets (liabilities) are as follows:

                                                                 December 31, 2001
                                                            ----------------------------
                                                             RMB'000           US$'000
 Deferred tax asset:
  Depreciation..........................................          26                 3
                                                             =======            ======
 Deferred tax liabilities:
  Allowances and reserves...............................         538                65
  Revenue recognition...................................        (820)              (99)
                                                             -------            ------
 Total deferred tax liabilities, net....................        (282)              (34)
                                                             =======            ======

     The Company and its subsidiary, Bonson BVI, are not subject to income tax under current regulations.

     Guangzhou Bonson is treated as a production-oriented enterprise by the relevant PRC tax authorities. Under the relevant laws and regulations in the PRC, a production-oriented foreign owned enterprise is entitled to an exemption from PRC Enterprise Income Tax ("FEIT") for two years starting from its first profit-making year, followed by a 50% reduction for the next three years. Guangzhou Bonson has been granted such tax incentives and accordingly, no provision for PRC FEIT has been made by Guangzhou Bonson for the year ended December 31, 2001. The exemption expires in 2004.

                 BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.   TAXATION- Continued

     The income tax expense for the year can be reconciled to income before income taxes as follows:

                                                                              Year ended December 31, 2001
                                                                  ------------------------------------------------
                                                                         RMB'000         US$'000                 %
     Income before income taxes.............................              16,908           2,043
                                                                  ==============    ============

     Tax at the income tax rate of 33%......................               5,580             674                33
     Differences between statutory rate and
      foreign effective tax rate............................              (5,122)           (619)              (30)
     Tax effect of expenses that are not deductible
      in the PRC in determining taxable profit..............                 776              94                 5
     Effect of 50% rate reduction...........................                (978)           (118)               (6)
                                                                  --------------    ------------    --------------
     Tax expense and effective tax rate for the year........                 256              31                 2
                                                                  ==============    ============    ==============

9.   COMMITMENTS

     As of December 31, 2001, the Company and its subsidiaries were committed under certain operating leases, which are renewable subject to negotiation, requiring annual minimum rentals as follows:

                                                               RMB'000  US$'000

     Year ending December 31:
     2002....................................................    1,382      167
     2003....................................................    1,052      127
     2004....................................................       24      129
                                                               -------   ------
                                                                 2,675      323
                                                               =======   ======

     The leased properties are located in the PRC and are used for administration and research and development. Rental expense for the year ended December 31, 2001 was RMB1,756,000.

                 BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.  EMPLOYEE RETIREMENT BENEFITS

     The Company's employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. The Company is required to make contributions to the state retirement plan at 21% of the monthly basic salaries of the current employees. The expense of such arrangements to the Company for the year ended December 31, 2001 was RMB980,000.

     In addition, the Company is required by law to contribute from 0.5% to 8% of basic salaries of the PRC employees for employee welfare and housing. The Company's related expense for the year ended December 31, 2001 was RMB444,000. The Company does not have any post retirement benefit plans.


11.  SHARE CAPITAL

     The Company's authorized capital is US$10,363,750 represented by 1,000,000,000 ordinary shares of US$0.01 each and 36,375,000 Series A convertible preferred shares of US$0.01 each.

     The holders of the Series A convertible preferred shares are entitled to participate in all dividends paid to the ordinary shareholders on an as converted basis. While preferred shares are outstanding, the Company may not pay any dividend with regard to any share of ordinary shares or other series of stock of the Company unless and until all declared but unpaid dividends on the preferred shares have been paid. The holders of the preferred shares are entitled to the same voting rights as that of ordinary shareholders on an as converted basis. The preferred shares have a liquidation preference to the ordinary shares. The holders of the preferred shares have the right at any time, at the holder's option, to convert the preferred shares to ordinary shares at such number equal to dividing the original issue price of the preferred share by the then conversion price ("Conversion Price"). The Conversion Price is defined initially as the original issue price of the preferred shares, adjusted to a price reflecting the effect of stock dividends, stock splits, subdivisions, or other similar transactions, if any. The preferred shares automatically convert into ordinary shares upon the closing of an initial public offering provided that certain valuation and other requirements are met.

     In the event of a liquidation, dissolution or winding up of the Company, the holders of preferred shares are entitled to receive in preference to any distributions of any of the assets or surplus funds of the Company to the holders of the ordinary shares of the Company or any class of preferred shares of the Company issued earlier, an amount equal to US$0.10 per preferred share (US$3,637,500 at December 31, 2001), subject to adjustments, plus an amount equal to any dividends on such preferred shares declared and unpaid on the date of that distribution.

                 BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.  STOCK OPTIONS

     In the year ended December 31, 2000, the Company adopted a 2000 stock incentive plan (the "Plan") that permits the Company to grant options to directors, employees and consultants to purchase up to 15,000,000 ordinary shares of the Company. Incentive Stock Options, Non-Qualified Stock Options and Other Stock Options, as defined in the Plan, are generally exercisable over four years by equal annual installments from the date of grant. There were no options granted, exercised, cancelled or forfeited in the year ended December 31, 2001. The number of options outstanding as of December 31, 2001 was 8 million with an exercise price of US$0.0996 per share which approximated the fair value of the options at the date of grant.

     The Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB No. 25; however, SFAS No. 123, "Accounting for Stock-Based Compensation", requires the disclosure of pro forma net income had the Company adopted the fair value method. The Company's calculations were made using the minimum value pricing model which requires subjective assumptions, including expected time to exercise, which affects the calculated values. The following weighted average assumptions were used: expected life, four years; risk free interest rate of 3.78%; and no dividends during the expected term. As there is no public market for the Company's shares, no factor for volatility has been reflected in the option pricing calculation. The effect of applying SFAS No. 123's fair value method to the Company's stock options results in net income that was not materially different from the amount reported.

13.  DISTRIBUTION OF PROFITS

     As stipulated by the relevant laws and regulations applicable to China's foreign investment enterprises, the Company's PRC subsidiary, Guangzhou Bonson, is required to make appropriations from net income as determined under PRC GAAP to nondistributable reserves which include a general reserve, an enterprise expansion reserve and a staff welfare and bonus reserve. Guangzhou Bonson, as a wholly-owned PRC subsidiary is not required to make appropriations to the enterprise expansion reserve but appropriations to the general reserve are required to be made at not less than 10% of the profit after tax as determined under PRC GAAP. The staff welfare and bonus reserve is determined by the board of directors.

     The general reserve is used to offset future extraordinary losses. Guangzhou Bonson may, upon a resolution passed by the stockholders, convert the general reserve into capital. The staff welfare and bonus reserve is used for the collective welfare of the employees of the Company. The enterprise expansion reserve is used for the expansion of the Company's operations and can be converted to capital subject to approval by the relevant authorities. These reserves represent appropriations of retained earnings determined according to Chinese law. Appropriations to general reserves by Guangzhou Bonson were RMB3.4 million in 2001. There were no appropriations to reserves in 2000 or 1999.

                 BONSON INFORMATION TECHNOLOGY HOLDINGS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.  CONCENTRATION OF CREDIT, CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of temporary cash investments and accounts receivable.

     The Company places its temporary cash investments with various financial institutions in the PRC. The Company believes that no significant credit risk exists as these investments are placed principally with government-owned financial institutions in the PRC or with banks with high credit-ratings.

     The Company's business activities, accounts receivable and contracts in progress are principally with customers in the PRC. The Company believes that no significant credit risk exists as credit losses, when realized, have been within the range of management's expectations.

     The Company's business growth is indirectly dependent on government budgetary policy for the telecommunications and internet industries in the PRC. The laws and regulations applicable to the Internet industry in the PRC remain unsettled and could have a material adverse effect on the Company's business. The Company's customer base is concentrated and the loss of one or more customers could cause the business to suffer.

     The Company's business activities and accounts receivable are principally in the PRC with a limited number of large customers, principally China Mobile, China Telecom and their respective provincial subsidiaries. Sales to China Mobile and its subsidiaries amounted to approximately 60% of total revenues in 2001. Sales to China Telecom and its subsidiaries amounted to approximately 36% of total revenues in 2001.

15.  SUBSEQUENT EVENT

     On January 20, 2002, the Company and the Company's shareholders entered into an agreement (the "Agreement") with AsiaInfo, in which AsiaInfo will acquire a 100% equity interest of the Company. The aggregate acquisition price consisted of approximately 830,000 shares of AsiaInfo's common stock and approximately US$32 million in cash; the final consideration is subject to adjustment based on the provisions of the Agreement.